Exhibit 21.1

SUBSIDIARIES OF REGISTRANT
---------------------------------------------------------------------------

The following is a list of the Corporation's subsidiaries as of June 30, 2003. The Corporation owns, directly or indirectly, 100% of the voting securities of each subsidiary, unless noted otherwise.


                                        STATE OR JURISDICTION
NAME                                    OF ORGANIZATION
----                                    ---------------------

Parlex Dynaflex Corporation                 California

Parlex International Corporation            United States Virgin Islands

Poly-Flex Circuits, Inc.                    Rhode Island

Parlex (Shanghai) Circuit Co., LTD.*        Shanghai

Parlex Asia Pacific LTD.                    Hong Kong

Poly-Flex Circuits Limited                  United Kingdom

Parlex (Europe) Limited                     United Kingdom

Parlex (Shanghai) Interconnect              Shanghai
Products, Co., Ltd.

Parlex Business Trust                       Massachusetts

Parlex Corporation Limited                  United Kingdom

Parlex (China) Investment Limited           British Virgin Islands

--------------------
* 90.1% owned by Parlex Corporation